UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of National Fuel Gas Company (the “Company”) made long-term incentive grants of performance shares and restricted stock units (“RSUs”) to the principal executive officer, principal financial officer, and other named executive officers of the Company, and awarded short-term incentive opportunities for fiscal year 2026 to such officers. To calculate the number of performance shares and RSUs to be awarded, the Compensation Committee divides the target dollar amount of each award by a discounted share price. In general, the Compensation Committee discounts the current market price of the Company’s stock by an amount equal to the present value of estimated forgone dividends over the vesting period of the award. The Company has not paid dividend equivalents as awards have been earned and paid.

Performance Shares with Relative Total Shareholder Return Performance Goal

On December 4, 2025, the Compensation Committee made the following grants of performance shares with a performance goal related to relative total shareholder return (“TSR Performance Shares”) to the Company’s named executive officers: D. P. Bauer, President and Chief Executive Officer, 35,977; T. J. Silverstein, Treasurer and Principal Financial Officer, 11,447; and J. I. Loweth, President of the Company’s Integrated Upstream and Gathering subsidiaries, 18,083. The grants were made under the National Fuel Gas Company 2010 Equity Compensation Plan, as amended and restated (the “2010 Plan”). A brief description of the principal terms and conditions of the TSR Performance Shares is provided below.

The number of TSR Performance Shares awarded to an officer is referred to as the officer’s “TSR Target Opportunity.” The performance cycle for the TSR Performance Shares is October 1, 2025 through September 30, 2028. Each TSR Performance Share will make the officer eligible to receive, no later than March 15, 2029 but in any event as soon as practicable after the Compensation Committee determines the extent to which the performance goal has been achieved, up to two shares of common stock of the Company (or the equivalent value in cash, as determined by the Compensation Committee), provided that the TSR Performance Shares will not vest and will be forfeited to the extent the performance goal is not achieved.

The performance goal for the October 1, 2025 to September 30, 2028 performance cycle is the Company’s three-year total shareholder return relative to the three-year total shareholder return of other companies in a group selected by the Compensation Committee (the “Report Group”). The Report Group consists of the following companies:

Antero Midstream Corporation

Atmos Energy Corporation

CNX Resources Corporation

Coterra Energy Inc.

DT Midstream, Inc.

EQT Corporation

Gulfport Energy Corporation

MDU Resources Group, Inc.

National Fuel Gas Company

New Jersey Resources Corporation

ONE Gas, Inc.

Range Resources Corporation

SM Energy Company

Southwest Gas Holdings, Inc.

Spire, Inc.

UGI Corporation

Three-year total shareholder return for a given company will be based on the data reported for that company (with the starting and ending stock prices over the performance cycle calculated as the average closing stock price for the prior calendar month and with dividends reinvested in that company’s securities at each ex-dividend date) in the Bloomberg database at the time of analysis (or, if the Bloomberg database ceases to be available, such alternative publication or service as the Compensation Committee shall designate).

The number of TSR Performance Shares that will vest and be paid will depend upon the Company’s performance relative to the Report Group, and not upon the absolute level of return achieved by the Company. The Compensation Committee established four percentile rankings that will determine the number of TSR Performance Shares to vest and be paid: (i) less than 25th, (ii) 25th, (iii) 50th, and (iv) 100th. These percentile rankings will result in vesting and payment of a percentage of the TSR Target Opportunity, as follows: (i) 0%, (ii) 50%, (iii) 100%, and (iv) 200%, respectively. For example, if the Company’s performance were to place it at the 50th percentile of the Report Group, then 100% of the TSR Target Opportunity would vest and be paid. For performance between two established performance levels, the percentage of TSR Performance Shares to vest and be paid will be determined by mathematical interpolation. Notwithstanding the above, if the Company’s three-year total shareholder return is negative, then the percentage of the TSR Target Opportunity to be paid will be capped at 100%. TSR Performance Shares that do not vest will be automatically forfeited when the Compensation Committee makes its determination as to the extent to which the performance goal has been achieved, but no later than March 15, 2029.

Restricted Stock Units

On December 4, 2025, the Compensation Committee made the following grants of RSUs to the Company’s named executive officers: D. P. Bauer, 23,307; T. J. Silverstein, 7,416; and J. I. Loweth, 11,715. The grants were made under the 2010 Plan. A brief description of the principal terms and conditions of the RSUs is provided below.

An RSU is a right to receive one share of common stock of the Company (or the equivalent value in cash or in a combination of shares and cash, as determined by the Compensation Committee) at the end of a specified period of time (the “restricted period”). Except as otherwise specified in the 2010 Plan or determined by the Compensation Committee, the restricted period will lapse, and the RSUs will vest, in three annual installments, commencing on December 4, 2026. If an officer retires prior to a vesting date, the portion of the officer’s RSU grant associated with that vesting date and with all subsequent vesting dates will be automatically forfeited.

Annual Incentive Plan

On December 5, 2025, the Board of Directors of the Company approved amendments to the National Fuel Gas Company 2012 Annual At Risk Compensation Incentive Plan, including renaming the plan the National Fuel Gas Company Annual Incentive Plan (the “Plan”). The amendments to the Plan include a change in the maximum value of any award, from the lesser of twice a participant’s base salary or $2,000,000, to the greater of twice a participant’s base salary or twice the target percentage of the award. The Plan was also amended to give the Compensation Committee greater flexibility in establishing performance goals, including authorization to establish performance goals based on the accomplishment or implementation of strategic objectives.

The Board of Directors approved other changes to the Plan to generally align the Plan with market practices and changes in applicable laws since 2012.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which has been filed as Exhibit 10.1 hereto and is expressly incorporated by reference herein.

Effective December 5, 2025, the Compensation Committee awarded incentive opportunities for fiscal year 2026 under the Plan to Mr. Bauer, Mr. Silverstein, and Mr. Loweth. These executives will earn cash compensation in fiscal 2026 under the Plan depending upon their performance relative to their goals. Target compensation is 125% of fiscal-year salary for Mr. Bauer, 80% of fiscal-year salary for Mr. Silverstein, and 100% of fiscal-year for Mr. Loweth. Compensation amounts pursuant to these arrangements generally can range up to 250% of fiscal-year salary for Mr. Bauer, up to 160% of fiscal-year salary for Mr. Silverstein, and up to 200% of fiscal-year salary for Mr. Loweth. The Compensation Committee may approve other compensation or awards at its discretion.

For fiscal 2026, the Compensation Committee has established certain financial performance goals, operations performance goals, and qualitative strategic performance goals. The financial performance goals focus on EBITDA (as defined below) of the consolidated Company; EBITDA of the Company’s regulated subsidiaries (the pipeline and storage subsidiaries and the utility subsidiary); EBITDA of the Company’s non-regulated subsidiaries (the exploration and production subsidiary and the gathering subsidiary); lease operating expense per Mcfe; and general and administrative expenses of the Company’s exploration and production business. The operations performance goals focus on finding and development costs; capital efficiency; compression reliability; customer service; and safety. The qualitative strategic performance goals focus on strategic execution and business development; financial management and capital deployment; and stakeholder engagement and responsible stewardship.

The goals for Mr. Bauer and Mr. Silverstein relate to Company EBITDA (weighted as 10% of the formula), EBITDA of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), EBITDA of the Company’s exploration and production subsidiary and gathering subsidiary (weighted as 15% of the formula), finding and development costs (weighted as 5% of the formula), capital efficiency (weighted as 5% of the formula), compression reliability (weighted as 5% of the formula), customer service (weighted as 5% of the formula), safety (weighted as 10% of the formula), and qualitative strategic performance (weighted as 20% of the formula).

The goals for Mr. Loweth relate to Company EBITDA (weighted as 10% of the formula), EBITDA of the Company’s exploration and production subsidiary and gathering subsidiary (weighted as 25% of the formula), lease operating expense per Mcfe (weighted as 7.5% of the formula), general and administrative expenses of the Company’s exploration and production business (weighted as 7.5% of the formula), finding and development costs (weighted as 10% of the formula), capital efficiency (weighted as 10% of the formula), safety (weighted as 10% of the formula), and qualitative strategic performance (weighted as 20% of the formula).

In general, for purposes of the goals, EBITDA is defined, subject to certain exclusions and adjustments, as operating income plus depreciation, depletion and amortization, plus any period-end impairment charges.

Approval of Additional Incentive Payments

In prior years, earnings-related goals established by the Compensation Committee under the 2012 Annual At Risk Compensation Incentive Plan were structured so as to average current-year and prior-year performance. Under this award design, earnings performance in any given year impacted annual incentive payouts over two years. In effect, one-half of the amount earned in a given year was paid at the end of that year, and one-half was paid at the end of the following year.

For purposes of establishing short-term incentives under the Plan for fiscal 2026, the Compensation Committee approved earnings-related goals that will not be averaged with prior-year results. The Compensation Committee made this change to better align the Company’s short-term incentive design with market practice, and to better link annual pay to performance during the year in which goals are achieved. In connection with the departure from two-year averaging for earnings-related goals, the Compensation Committee on December 4, 2025 approved certain additional cash payments to named executive officers to be paid concurrently with fiscal 2025 annual incentives, in place of factoring fiscal 2025 performance into the calculation of the incentive to be earned in fiscal 2026. The additional payments are as follows: Mr. Bauer, $291,544; Mr. Silverstein, $85,243; and Mr. Loweth, $130,366.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	National Fuel Gas Company Annual Incentive Plan

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ Lee E. Hartz
Lee E. Hartz
General Counsel and Secretary

Dated: December 10, 2025